1 Cole Capital Fundraising CCIT II CCPT V Cole DNAV # of Selling Agreements 80 60 46 # of Reps 30,245 12,620 34,626 Note: For purposes of this analysis, 2014 projected amounts do not include funds raised pursuant to each non - traded REIT’s Distribution Reinvestment Plan (“DRIP”). NTR capital raising is cyclical, significantly affected by a program start and close date CCIT Office and Industrial REIT closed to new subscriptions received after 9/30/13 CCPT IV Retail and Distribution REIT closed to new subscriptions received after 2/25/14 2014 Projected 2014 Projected $96 $115 $125 $185 $205 $189 $519 $523 $659 $482 $316 $288 $316 $554 $29 $38 $51 $75 $140 $225 $325 $400 $475 $500 $0 $100 $200 $300 $400 $500 $600 $700 January February March April May June July August September October November December Capital Raise ($ in millions) 2013 2014

2 $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $0.0 $5.0 J… C $96 $212 $337 $521 $726 $916 $1,434 $1,957 $2,617 $3,099 $3,415 $3,703 $304 $844 $860 $882 $967 $1,153 $1,391 $1,663 $1,971 $2,316 $2,696 $3,111 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 January April July October Equity Raise ($ in millions) 2013 2014 Projected Cole Capital Fundraising CCIT II CCPT V Cole DNAV # of Selling Agreements 80 60 46 # of Reps 30,245 12,620 34,626 Note: For purposes of this analysis, 2014 projected amounts do not include funds raised pursuant to each non - traded REIT’s DRIP . 2014 capital raise is tracking consistent with 2013 and on pace to meet our $3.1 billion target $0.1 $0.2 $0.3 $0.5 $0.7 $0.9 $1.4 $2.0 $2.6 $3.1 $3.4 $3.7 $0.3 $0.9 $0.9 $0.9 $1.0 $1.1 $1.2 $1.4 $1.8 $2.2 $2.6 $3.1 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 January February March April May June July August September October November December Capital Raise ($ in billions) 2013 2014